Exhibit 10.1

FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT                                                                               Wells Fargo Retail Finance, LLC, Agent

Effective Date:  April 26, 2006

Execution Date:  April 26, 2006

THIS FOURTH AMENDMENT (this “Fourth Amendment”) is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) dated December 21, 2001 entered into by and among WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, the “Agent”;  WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation, as Syndication Agent;  UNION BANK OF CALIFORNIA, N. A., as Documentation Agent;  and together with the Lenders, collectively, the “Lender Group”), and, on the other hand, GUITAR CENTER, INC., a Delaware corporation (“GCI”), GUITAR CENTER STORES, INC., a Delaware corporation (“GCS”), and MUSICIAN’S FRIEND, INC., a Delaware corporation (“MFI”; and together with GCI and GCS, referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).

BACKGROUND:

The Borrowers and the Lender Group are parties to the Loan Agreement, as amended by a certain Consent and Amendment dated June 9, 2003, as further amended by a certain Second Amendment dated December 5, 2003, and as further amended by a certain Third Amendment dated February 8, 2005. At this time, the Borrowers and the Lender Group desire to further amend the Loan Agreement. Accordingly, it is hereby agreed by and between the Borrowers and the Lender Group, as follows:

Part 1.           Amendment of Loan Agreement:

The Loan Agreement is amended as follows:

1.                                       A new definition, “Fourth Amendment Effective Date” is hereby created and inserted in its appropriate alphabetical order:

“Fourth Amendment Effective Date” means April 26, 2006.

2.                                       The definition of Applicable Base Rate Margin is hereby deleted in its entirety, and the following is inserted in its place:

“Applicable Base Rate Margin” means, as of any date of determination, the margin opposite the applicable Excess Availability level set forth in the grid below; provided, that for the period from the Fourth Amendment Effective Date through the date of delivery of the certified calculation of Excess Availability pursuant to Section 6.3(b) for the fiscal quarter ending after the Fourth Amendment Effective Date, the Applicable Base Rate Margin shall be -0.25 percentage points:

Excess Availability	Applicable Base Rate Margin
Greater than $30,000,000	-0.25 percentage points
Less than or equal to $30,000,000 and greater than $15,000,000	0.00 percentage points
Less than or equal to $15,000,000	0.00 percentage points

The Applicable Base Rate Margin shall be based upon Excess Availability, which will be calculated quarterly on an average daily basis at the end of each fiscal quarter, which calculation shall determine the Applicable Base Rate Margin for the immediately succeeding fiscal quarter. The applicable margin shall be redetermined quarterly on the date Agent receives the certified calculation of Excess Availability pursuant to Section 6.3(b)(v) hereof.

3.                                       The definition of Applicable LIBOR Rate Margin is hereby deleted in its entirety, and the following is inserted in its place:

“Applicable LIBOR Rate Margin” means, as of any date of determination, the margin opposite the applicable Excess Availability level set forth in the grid below; provided, that for the period from the Fourth Amendment Effective Date through the date of delivery of the certified calculation of Excess Availability pursuant to Section 6.3(b) for the fiscal quarter ending after the Fourth Amendment Effective Date, the Applicable LIBOR Rate Margin shall be 0.75 percentage points:

Excess Availability	Applicable LIBOR Rate Margin
Greater than $30,000,000	0.75 percentage points
Less than or equal to $30,000,000 and greater than $15,000,000	1.00 percentage points
Less than or equal to $15,000,000	1.25 percentage points

The Applicable LIBOR Rate Margin shall be based upon Excess Availability, which will be calculated quarterly on an average daily basis at the end of each fiscal quarter, which calculation shall determine the Applicable LIBOR Rate Margin for the immediately succeeding fiscal quarter. The applicable margin shall be redetermined quarterly on the date Agent receives the certified calculation of Excess Availability pursuant to Section 6.3(b)(v) hereof. Anything to the contrary contained herein notwithstanding, any LIBOR Rate Advance that is outstanding on the day on which the Applicable LIBOR Rate Margin changes, shall, until the end of the Interest Period relating to such LIBOR Rate Advance, continue to bear interest at the Applicable LIBOR Rate Margin that was in effect on the date such LIBOR Rate Advance initially was made.

4.                                       The definition of Availability Block Reserve is hereby deleted in its entirety, and the following is inserted in its place:

“Availability Block Reserve” means $12,500,000.00.

5.                                       The definition of Commitment Increase Fee is hereby deleted in its entirety, and the following is inserted in its place:

“Commitment Increase Fee” means an amount equal to the dollar amount of any Commitment Increase multiplied by 0.15%.

6.                                       The definition of Maximum Facility Amount is hereby deleted i its entirety, and the following is inserted in its place:

 “Maximum Facility Amount” means $200,000,000.

7.                                       The advance rate applicable to Eligible Inventory contained in the definition of Borrowing Base where it appears in Section 2.1(a) is hereby amended, as follows:

a.                                       The figure “70%” in clause (y)(i) is hereby deleted and the figure “75%” is inserted in its place; and

b.                                      The figure “85%” in clause (y)(ii) is hereby deleted and the figure “90%” is inserted in its place.

8.                                       The provisions of Section 2.12(a)(ii) are hereby amended by deleting the figure “$25,000,000.00” therein and substituting the figure “$50,000,000.00” in its place.

9.                                       The provisions of Section 2.17 are hereby deleted in their entirety, and the following is inserted in their place:

2.17                                Increase in Facility Amounts and Commitments.

(a)          Increase in Maximum Facility Amount. Provided that no Event of Default has occurred and is continuing, Borrowers shall have the right at any time, on up to 3 separate occasions (subject to Section 2.17(b)(2)) and upon not less than 5 Business Days prior written notice to the Agent in each instance, to elect to increase the Maximum Facility Amount by an amount of up to $50,000,000.00 in the aggregate (each, a “Commitment Increase”) from the existing aggregate amount of $200,000,000.00, to an aggregate amount up to a maximum of $250,000,000.00 (the “Increased Maximum Facility Amount”). Each such requested increase shall be in million dollar increments and in a minimum amount of $10,000,000.00, and shall be made to all existing Lenders on a pro rata basis, in accordance with Schedule C-1.

(b)         Increase Conditions. No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(1)          The Borrowers shall have paid the Agent the Commitment Increase Fee with respect to such Commitment Increase;

(2)          A note will be issued at the Borrowers’ expense, to each Lender, to the extent necessary to reflect the new Commitments of such Lenders; and

(3)          The Borrowers shall have delivered such other instruments, documents and agreements with respect to the Commitment Increase as the Agent may reasonably have requested.

(c)          Commitment Increase Date. The Agent shall promptly notify each Lender as to the effectiveness of any such Commitment Increase (with the date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at each such time (i) the Maximum Facility Amount under, and for all purposes of, this Agreement shall be increased by the aggregate amount of each such Commitment Increase, (ii) the increased Commitments set forth on Schedule C-1 shall be deemed effective, without further action, to reflect the revised Commitments of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such Increased Maximum Facility Amount.

(d)         Pro Rata Share. In connection with any such Commitment Increase hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, the Borrowers shall, in coordination with the Agent, (i) repay outstanding loans of certain Lenders, and obtain loans from certain other Lenders, or (ii) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding loans pro rata on the basis of their Revolving Credit Commitment (determined after giving effect to any such Increased Maximum Facility Amount pursuant to this Section 2.17); provided that the Agent and the Lenders agree that no such prepayment shall be required if, as a result thereof, the Borrowers would be obligated to pay Funding Losses pursuant to Section 2.13(c). Upon each Commitment Increase Date, the Agent shall issue a new Schedule C-1 to this Agreement reflecting each Lender’s increased Revolving Credit Commitment.

10.           The Maturity Date listed in Section 3.4 is hereby deleted in its entirety, and the following Maturity Date is inserted in its place:

“December 16, 2011.”

11.                                 The provisions of Sections 6.2(b) and 6.2(c) are hereby deleted in their entirety, and the following is inserted in their place:

(b)         for any week during which Borrower fails, on any day, to maintain Excess Availability of at least $30,000,000, by no later than the third Business Day of the immediately following week

(i)             from and after the Receivables Activation Date, a sales journal, collection journal, and credit register since the last such schedule,

(ii)          (A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such date and demonstrating Borrowers’ compliance with the limitation on Advances set forth in Section 2.1(a), and (B) Inventory reports specifying Borrowers’ Cost and the wholesale market value of its

Inventory by category, with additional detail showing additions to and deletions from the Inventory (the so-called “Roll Forward Inventory Collateral Report”), and

(iii)       during any period after the occurrence and during the continuance of an Event of Default, an additional Inventory report listing goods on consignment under rent-to-purchase programs or satellite arrangements with third parties for rent-to-purchase programs for musical instruments.

(c)          on a monthly basis during any period when Excess Availability has been greater than $30,000,000.00 at all times during the immediately preceding 30 day period, by no later than the 10th day of each month

(i)             from and after the Receivables Activation Date, a sales journal, collection journal, and credit register since the last such schedule,

(ii)          (A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such date and demonstrating Borrowers’ compliance with the limitation on Advances set forth in Section 2.1(a), and (B) Inventory reports specifying Borrowers’ Cost and the wholesale market value of its Inventory by category, with the Roll Forward Inventory Collateral Report.

12.                                 The provisions of Section 6.3(a)(i) and 6.3(a)(ii) are hereby amended by deleting the figure “$15,000,000.00” each time it is contained therein, and substituting the figure “$50,000,000.00” in its place in each instance.

13.                                 The provisions of Section 6.21 are hereby deleted in their entirety, and the following is inserted in their place:

6.21                                                Intentionally Omitted.

14.                                 The provisions of Section 7.10 are hereby deleted in their entirety, and the following is inserted in their place:

7.10                                                Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, a material level of sales on approval, or other conditional terms of sale (except for (a) Borrowers’ customary return policy applicable to the return of inventory purchased by Borrowers’ retail customers in the ordinary course of Borrowers’ business and (b) rent-to-purchase programs and satellite arrangements with third parties for rent-to-purchase programs for musical instruments, both in the ordinary course of business), or have possession of any property on consignment to an Obligor.

15.                                 The provisions of Section 7.24 are hereby deleted in their entirety, and the following is inserted in their place:

7.24                                                Intentionally Omitted.

16.                                 Schedule C-1 to the Loan Agreement, Commitments, is hereby deleted in its entirety and replaced with a new Schedule C-1 in the form annexed hereto marked Exhibit “A”.

Part 2.                                                           Ratification of Loan Documents. No Claims against the Agents and the Lenders:

1.                                       Except as provided herein, all terms and conditions of the Loan Agreement and each of the other Loan Documents remain in full force and effect. The Borrowers hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents.

2.                                       The Borrowers represent and warrant that, no Event of Default exists as of the date of this Fourth Amendment.

3.                                       The Borrowers acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrowers under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrowers with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

4.                                       The Borrowers hereby acknowledge and agree that the Borrowers have no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Fourth Amendment, all of them are hereby expressly WAIVED, and the Borrowers hereby RELEASE the Agents, the Lenders, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

Part 3.                                                           Miscellaneous:

1.                                       Capitalized terms used in this Fourth Amendment which are defined in the Loan Agreement are used as so defined.

2.                                       This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

3.                                       This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

4.                                       Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fourth Amendment.

5.                                       In connection with the interpretation of this Fourth Amendment and all other documents, instruments, and agreements incidental hereto:

a.                                       All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The State of California and are intended to take effect as sealed instruments.

b.                                      The captions of this Fourth Amendment are for convenience purposes only, and shall not be used in construing the intent of the Agents, the Lenders, and the Borrowers under this Fourth Amendment.

c.                                       In the event of any inconsistency between the provisions of this Fourth Amendment and any of the other Loan Documents or other agreements entered into by and between the Agents, the Lenders, and the Borrowers, the provisions of this Fourth Amendment shall govern and control.

d.                                      The Agents, the Lenders, and the Borrowers have prepared this Fourth Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted mutually by the Agents, the Lenders, and the Borrowers and shall not be construed against any party.

e.                                       Upon the execution of this Fourth Amendment, the Borrowers shall reimburse the Agent and the Lenders for all reasonable costs, expenses, and attorneys’ fees incurred in connection with the negotiation and preparation of this Fourth Amendment, and all documents, instruments, and agreements incidental hereto. The Agent is hereby authorized to make an Advance for the purpose of effecting the foregoing reimbursement.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered as of the date set forth above.

GUITAR CENTER, INC.,
a Delaware corporation

By:
Title:

GUITAR CENTER STORES, INC.,
a Delaware corporation

By:
Title

MUSICIAN’S FRIEND, INC.,
a Delaware corporation

By:
Title:

[signature page continues]

WELLS FARGO RETAIL FINANCE, LLC,
as Administrative Agent and as a Lender

By:
Name:	Lynn S. Whitmore
Title:	Vice President

[signature page continues]

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)
as Syndication Agent and as a Lender

By:
Name:
Title:

[signature page continues]

[signature page continues]

UNION BANK OF CALIFORNIA, N. A.,
as Documentation Agent and as a Lender

By:
Name:
Title:

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LASALLE RETAIL FINANCE,
A DIVISION OF LASALLE BUSINESS CREDIT, LLC
as a Lender

By:
Name:
Title:

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PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:
Name:
Title:

[signature page continues]

FLEET RETAIL GROUP, LLC,
as a Lender

By:
Name:
Title:

[signature page continues]

EXHIBIT “A”

Schedule C-1
Commitments

Lender	Commitment	Pro Rata Share	Increased Maximum Facility Amount		Pro Rata Share
	$200,000,000.00		$250,000,000.00	(1)
Wells Fargo Retail Finance, LLC	$44,000,000.00	22.00%	$55,000,000.00		22.00%
Wachovia Capital Finance Corporation (Western)	$38,000,000.00	19.00%	$47,500,000.00		19.00%
Union Bank of California, N. A.	$38,000,000.00	19.00%	$47,500,000.00		19.00%
LaSalle Retail Finance	$32,000,000.00	16.00%	$40,000,000.00		16.00%
PNC Bank, National Association	$28,000,000.00	14.00%	$35,000,000.00		14.00%
Fleet Retail Group, LLC	$20,000,000.00	10.00%	$25,000,000.00		10.00%
Total Facility	$200,000,000.000	100.00%	$250,000,000.00		100.00%

(1)  Assumes that the Maximum Facility Amount has been fully increased.